UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 21, 2006

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona  85254
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On June 21, 2006, Spirit Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. as representative of the several underwriters named therein (collectively, the “Underwriters”). In accordance with the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters 15,000,000 shares of its common stock, par value $.01 per share (the “Common Stock”), and grant the Underwriters an option to purchase up to an additional 2,250,000 shares of Common Stock to cover over-allotments. The Underwriters may exercise the option at any time in whole or part from time to time within 30 days after the date of the Underwriting Agreement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement between Spirit Finance Corporation and Citigroup Global Markets Inc., as representative of the several underwriters, dated June 21, 2006.

5.1	Opinion of Kutak Rock LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: June 23, 2006	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement between Spirit Finance Corporation and Citigroup Global Markets Inc., as representative of the several underwriters, dated June 21, 2006.

5.1	Opinion of Kutak Rock LLP